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                                                                    EXHIBIT 10.1

                             OVERTURE SERVICES, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

      This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of ___________, 2002 (the "Effective Date"), by and between ________________ (the "Employee") and Overture Services, Inc., a Delaware corporation (the "Company). Certain capitalized terms used in this Agreement are defined in Section 1 below.

                                    RECITALS

      A. The Company from time to time may be presented with the possibility of engaging in a Change of Control transaction. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

      B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his or her employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

      C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment (in certain circumstances) following a Change of Control.

      D. The Employee and the Company entered into a Change in Control Severance Agreement on ______________, ______ (the "Original Agreement") and Employee agrees to enter into this Agreement which will supersede the Original Agreement in its entirety.

                                    AGREEMENT

      In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

      Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

      Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business,
(iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, and (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his or her duties.

      Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

      the consummation of a merger or consolidation of the Company or a subsidiary of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged into other voting securities of another entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation;

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      the approval by the shareholders of the Company of a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

      any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

      Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Compensation Continuation Period. "Compensation Continuation Period" shall mean the period of time commencing with termination of the Employee's employment as a result of Involuntary Termination at anytime within eighteen (18) months after a Change of Control and ending with the expiration of twelve (12) months following the date of the Employee's termination.

      ISO. "ISO" shall mean an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      Involuntary Termination. "Involuntary Termination" shall mean, without the Employee's express written consent,: (i) a significant reduction of Employee's employment responsibilities relative to Employee's employment responsibilities in effect immediately prior to a Change of Control; provided, however, that a reduction in responsibilities by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains as the senior financial officer of a division or subsidiary of the acquiror which division or subsidiary either contains substantially all of Overture Services, Inc.'s business or is of a comparable size) shall not constitute an "Involuntary Termination;" (ii) a reduction by the Company of the Employee's base salary and/or target bonus as in effect immediately prior to such reduction; (iii) a substantial increase in the amount of Employee's business travel which produces a constructive relocation of Employee, (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced;
(v) the relocation of the Employee to a facility or a location more than fifty
(50) miles from his or her then current location; or (vi) any purported termination of the Employee by the Company which is not effected for Cause.

      Termination Date. "Termination Date" shall mean the effective date of any notice of termination delivered by one party to the other hereunder.

      Term of Agreement. This Agreement shall continue until midnight on the third anniversary of the Effective Date, unless the Company agrees to extend the Agreement beyond such date; provided, however, if a Change of Control occurs prior to the three (3) year anniversary of the Effective Date then this Agreement shall not terminate until the date that all obligations of the parties hereto under this Agreement have been satisfied.

      At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

      Severance Benefits.

      Termination Following A Change of Control.

      Involuntary Termination. Except as provided in subsection 4(a)(ii) of this Agreement and subject to Employee's compliance with Section 6, if Employee's employment with the Company terminates as a result of an Involuntary


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Termination at any time within eighteen (18) months after a Change of Control and Employee executes and does not revoke a release agreement (in the form provided by the Company), then Employee shall be entitled to the following severance benefits:

      twelve (12) months of Employee's base salary (as in effect immediately prior to the Change of Control), less applicable withholding, payable monthly in accordance with the Company's normal payroll practices during the Compensation Continuation Period;

      all stock options and shares of restricted stock held by the Employee prior to the Change of Control shall become fully vested and exercisable as of the Termination Date, to the extent such stock options and shares of restricted stock are outstanding on such date;

      if Employee is eligible for and timely elects group health continuation coverage pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), the Company will reimburse Employee for his or her COBRA premiums until the earlier of (x) twelve (12) months from the Termination Date; or (y) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA. Employee shall thereafter be responsible for the payment of COBRA coverage at 102% of the actual premium cost for the remaining COBRA period; and

      each stock option held by the Employee on the date of the Company's approval of this Agreement and as set forth on Exhibit A to this Agreement, and any stock options granted thereafter shall, to the extent outstanding on the Termination Date, remain exercisable until the earlier of (x) the maximum term of the applicable stock option, as set forth on Exhibit A or in the applicable stock option agreement, or (y) twenty-four (24) months following the Termination Date.

      Reduction in Responsibilities. Notwithstanding anything to the contrary contained in this Agreement, an Involuntary Termination shall not be deemed to have occurred if Employee resigns at any time within six (6) months of a Change of Control as a result of a significant reduction of Employee's responsibilities, as set forth in subsection 1(f)(i) of this Agreement.

      Other Termination. If the Employee's employment with the Company terminates other than as a result of an Involuntary Termination at any time within eighteen (18) months after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the Termination Date.

      Termination Apart from a Change of Control. If the Employee's employment with the Company terminates for any or no reason other than within the eighteen
(18) months following a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

      Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law.

      Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Employee's benefits under this Agreement shall be either


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delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

      Unless the Company and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

      Post-Termination Non-Compete. Employee acknowledges that the nature of the Company's business is such that if Employee were to become employed by, consult for, or substantially involved in, the business of certain competitors of the Company during the twelve (12) months following the termination of Employee's service with the Company, it would be very difficult for Employee not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the actual or threatened misappropriation of the Company's trade secrets and confidential information, Employee agrees not to directly or indirectly engage in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor have any ownership interest in or participate in the financing, operation, management or control of, any person, firm, corporation or business that is directly competitive with Company (other than investments in professionally managed funds over which the Employee does not have control or discretion in investment decisions and investments in publicly traded companies, so long as the Employee's beneficial ownership does not exceed 2% of the public companies outstanding voting stock). For the purposes of this paragraph, and to eliminate any uncertainty, the Parties agree that for purposes of identifying companies or businesses that are directly competitive with Company, this paragraph shall only prevent Employee from working for the search divisions of the following companies: Google, Inc. and AOL Search (the Prohibited List). Employee acknowledges and agrees that the Company retains the right to modify the Prohibited List from time to time (but there may never be more than two (2) entities listed). In the event that the Company elects to make such a modification, it will provide written notice to the Employee of the change; provided, however, that the Company agrees that any such change shall not preclude the Employee from working for any newly added company where the Employee can represent that at the time of the notice of modification, the Employee was already interviewing with the newly added company. Employee represents that he (i) is familiar with the foregoing covenant not to compete, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of this covenant.

      Successors.

      Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

      Employee's Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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      Notices.

      General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

      Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

      Arbitration and Equitable Relief.

      Arbitration. In consideration of THIS AGREEMENT and my continued employment with the Company, its promise to arbitrate all employment-related disputes and my receipt of the compensation, pay raises and other benefits paid to me by the Company, at present and in the future, I agree that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from my employment with the Company or the termination of my employment with the Company, including any claims arising out of or relating to this Agreement, shall be subject to binding arbitration under the National rules for the Resolution of employment disputes then in effect of the american arbitration association (the "Rules") and pursuant to California law, to be held in pasadena, California. Disputes which I agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, The fair credit reporting Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. I further understand that this Agreement to arbitrate also applies to any disputes that the Company may have with me.

      Procedure. I agree that any arbitration will be administered by the American Arbitration Association ("AAA") and that the neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. I agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. I also agree that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. I understand the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA with respect to any statutory claims, except that I shall pay the first $200.00 of any filing fees associated with any arbitration I initiate. I agree that any administrative or hearing fees charged by the ARbitrator or AAA with REspect to non-statutory claims or contract claims will be equally shared by the parties. I agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence. I agree that the decision of the arbitrator shall be in writing.

      Remedy. Except as provided by the Rules and THIS AGREEMENT, arbitration shall be the sole, exclusive and final remedy for any dispute between me and the Company. Accordingly, except as provided for by the Rules and this agreement, neither I nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by


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law which the Company has not adopted.

      Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, I agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the Employment, Confidential Information, Invention Assignment Agreement between ME and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code Section 2870. I understand that any breach or threatened breach of such an agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor and both parties hereby consent to the issuance of an injunction. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

      Administrative Relief. I understand that this Agreement does not prohibit me from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude me from pursuing court action regarding any such claim.

      Voluntary Nature of Agreement. I acknowledge and agree that I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. I further acknowledge and agree that I have carefully read this Agreement and that I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that I am waiving my right to a jury trial. Finally, I agree that I have been provided an opportunity to seek the advice of an attorney of my choice before signing this Agreement.

      Miscellaneous Provisions.

      ISO Modification. The Employee hereby recognizes and agrees: (i) the severance benefit described in Section 4(a)(i)(4), regardless of whether or not it is provided, will cause a "modification" of his or her unexercised ISOs, if any, within the meaning of Section 424(h) of the Code, and (ii) the modification will cause the grant of a new option for tax purposes with respect to each ISO as of the Effective Date (please see Exhibit A for more information).

      No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

      Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      Entire Agreement. This Agreement, the stock option agreements representing the stock options and the restricted stock agreements representing the restricted stock represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral, including the Original Agreement.

      Non-Duplication. Employee agrees and acknowledges that any payments and benefits that Employee is entitled to receive under the terms and conditions of this Agreement shall be offset and reduced by any other severance payments received by Employee pursuant to any other agreement with the Company.

      Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

      Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect


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the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                               OVERTURE SERVICES, INC.

                                       By:

                                       Title:


EMPLOYEE:                              By:

                                       Print Name:


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                                   EXHIBIT A


        ORIGINAL                   NO. OF                                                              FORM OF OPTION
         OPTION                SHARES SUBJECT             EXERCISE                MAXIMUM           AFTER EFFECTIVE DATE
       GRANT DATE              TO THE OPTION               PRICE                    TERM                (ISO* OR NSO)
       ----------              -------------              --------                --------          --------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

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

      *If an unexercised ISO had an exercise price equal to or greater than $_____, the fair market value of the Company's Common Stock on the Effective Date of this Agreement, then the ISO will be considered a new ISO ("New ISO") and the date of grant of the New ISO shall be the Effective Date of this Agreement. The holding periods for favorable tax treatment with respect to each New ISO will start on the Effective Date of this Agreement and the initial $100,000 rule determination will be calculated with respect to all New ISOs that are first exercisable in the calendar year in which the Effective Date of this Agreement occurs.

      If an unexercised ISO had an exercise price that is less than $_____, the fair market value of the Company's Common Stock on the Effective Date of this Agreement, then the ISO will be automatically converted into a "nonstatutory stock option" (i.e., an option that does not qualify as an ISO) on the Effective Date of this Agreement.


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